Exhibit 99.1

EQ Health Acquisition Corp. Announces Receipt of NYSE Continued Listing Standard Notice

AUSTIN, Texas, June 1, 2021 — EQ Health Acquisition Corp. (the “Company”) (NYSE:EQHA.U) today announced that it received a formal notice of non-compliance on May 25, 2021 from the New York Stock Exchange (the “NYSE”) relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”).

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”),” clarifying the accounting guidance for warrants with terms that are common for SPACs (the “Statement”). The immediacy of the effective date of the new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. This, in turn, resulted in the Company’s delay in preparing and finalizing its financial statements as of and for the quarter ended March 31, 2021 and filing its Form 10-Q with the SEC by the prescribed deadline. The Company intends to file its Form 10-Q with the SEC as soon as practicable after the date hereof and is in compliance with all other NYSE continued listing requirements.

About the Company

Led by an operationally-focused management team with more than 50 years of collective experience in growth and value creation across multi-disciplined healthcare settings, EQ Health seeks healthcare services partners that are conventionally viewed as under-valued, but with opportunities for significant growth with enterprise values generally between $600 million and $1.25 billion. The Company targets the following focus areas within healthcare services: alternative-site providers and services, home care and hospice, payor services, behavioral health, dental, physical therapy and veterinary services.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release, including, without limitation, regarding the Company’s business strategy, are forward-looking statements. Words such as “expect” and “intend” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the risk factors section of the Company’s final prospectus for its initial public offering and its subsequent filings with the SEC. The Company’s securities filings can be accessed on the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
EQ Health Acquisition Corp.

Benjamin M. Hanson, Chief Operating Officer
512.619.2922
info@eqhealthspac.com
www. eqhealthspac.com